SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 4, 2016

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-16810894
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

7550 Meridian Circle N, Maple Grove, MN 55369

(Address of principal executive offices)

(952) 345-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 4, 2016, Nortech Systems Incorporated (the “Company”) held its annual meeting of shareholders in Maple Grove, Minnesota.  The items voted on at the meeting and the results of such voting are set forth below:

(1)                                 The shareholders elected eight directors to serve as members of the Company’s Board of Directors for one-year terms and until their successors are elected and qualified.  The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld
Kathleen Iverson	1,638,150	104,270
Michael Kennedy	1,632,101	110,319
David B. Kunin	1,632,061	110,359
Kenneth D. Larson	1,631,696	110,724
Ryan McManus	1,632,101	110,319
William V. Murray	1,632,101	110,319
Richard W. Perkins	1,626,810	115,610
Richard G. Wasielewski	1,626,335	116,085

(2)                                 The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement.  There were 1,644,561  votes cast for the proposal; 96,129 votes cast against the proposal; 1,730 votes abstained; and there were 619,524 broker non-votes.

(3)                                 The shareholders ratified the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.  There were 2,329,995 votes cast for the proposal; 29,416 votes cast against the proposal; and 2,533 votes abstained; and there were no broker non-votes.

Date: May 6, 2016

Nortech Systems Incorporated
(Registrant)

/s/ Richard G. Wasielewski
Richard G. Wasielewski
Chief Executive Officer